Exhibit 24.1
POWER OF ATTORNEY
     Reference is hereby made to the registration by TOTAL SA. (“TOTAL”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of debt securities to be issued, from time to time, by TOTAL (the “Securities”). Such Securities will be registered on a registration statement on Form F-3, as amended (the “Registration Statement”), and filed with the U.S. Securities and Exchange Commission (the “SEC”).
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby authorizes and appoints any person listed below or Jérôme Schmitt, Treasurer of TOTAL S.A., as his or her attorney-in-fact, with the power of substitution, for him or her in any and all capacities, to sign the Registration Statement, any and all amendments thereto (including post-effective amendments), and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact full power and authority, with the power of substitution, to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.
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Date: July 29, 2010	By:	/s/ Christophe de Margerie
Christophe de Margerie
Chairman and Chief Executive Officer Director

Date: July 29, 2010	By:	/s/ Patrick Artus
Patrick Artus
Director

Date: July 29, 2010	By:	/s/ Patricia Barbizet
Patricia Barbizet
Director

Date: July 29, 2010	By:	/s/ Daniel Bouton
Daniel Bouton
Director

Date: July 29, 2010	By:	/s/ Gunnar Brock
Gunnar Brock
Director

Date: July 29, 2010	By:	/s/ Claude Clément
Claude Clément
Director

Date: July 29, 2010	By:	/s/ Bertrand Collomb
Bertrand Collomb
Director

Date: July 29, 2010	By:	/s/ Thierry Desmarest
Thierry Desmarest
Director

[Signature page of Power of Attorney]

Date: July 29, 2010	By:	/s/ Bertrand Jacquillat
Bertrand Jacquillat
Director

Date: July 29, 2010	By:	/s/ Anne Lauvergeon
Anne Lauvergeon
Director

Date: July 29, 2010	By:	/s/ Lord Levene of Portsoken
Lord Levene of Portsoken
Director

Date: July 29, 2010	By:	/s/ Claude Mandil
Claude Mandil
Director

Date: July 29, 2010	By:	/s/ Michel Pébereau
Michel Pébereau
Director

Date: July 29, 2010	By:	/s/ Thierry de Rudder
Thierry de Rudder
Director

Date: July 30, 2010	By:	/s/ Patrick de La Chevardière
Patrick de La Chevardière
Executive Vice President and Chief Financial Officer

Date: July 29, 2010	By:	/s/ Dominique Bonnet
Dominique Bonnet
Chief Accounting Officer

[Signature page of Power of Attorney]

Date: July 29, 2010	By:	/s/ Robert O. Hammond
Robert O. Hammond
Authorized Representative in the United States

[Signature page of Power of Attorney]